UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   January 8, 2008

BankGreenville Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

     333-127409                                            20-2645711

 (Commission File Number)               (IRS Employer Identification No.)

499 Woodruff Road, Greenville, South Carolina                           29607
                 (Address of principal executive offices)                           (Zip Code)

(864) 335-2200

( Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   ADDITION OF DIRECTORS

        On January 8, 2008, the Board of Directors of BankGreenville Financial Corporation voted to expand the size of the board from ten members to eleven members and appointed a new director to fill the newly created vacancy.

    Mr. J. Matthew Shouse, 39, was appointed as a Class II director. He will be up for election at the company’s 2008 annual meeting of shareholders. Mr. Shouse was also appointed to the board of directors of the company’s subsidiary, BankGreenville. Mr. Shouse is co-owner of Lazarus-Shouse Homes and serves as the Director of Construction for Lazarus-Shouse Communities, LLC, in Greenville, South Carolina. He has been with that company since 2000. He is a native of Greenville, SC and earned a BA in Business Economics from Wofford College. He is a member of the Rotary Club of Greenville, as well as a number of other professional and civic organizations in Greenville.

    Mr. Shouse was also appointed to the loan committee of the bank’s Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKGREENVILLE FINANCIAL CORPORATION

By: /s/ Paula S. King
Name: Paula S. King
Title: Chief Financial Officer

Dated:  January 28, 2008